                              ASSET PURCHASE AGREEMENT

                                    BY AND AMONG

                               HEALTHEON CORPORATION

                              METIS ACQUISITION CORP.

                                        AND

                                     METIS, LLC

                             DATED AS OF JUNE 25, 1998


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                          TABLE OF CONTENTS

                                                                 PAGE

ARTICLE I - THE ASSET PURCHASE . . . . . . . . . . . . . . . . . . 1

     1.1  Purchase of Assets . . . . . . . . . . . . . . . . . . . 1
     1.2  Retained Assets. . . . . . . . . . . . . . . . . . . . . 3
     1.3  Assumed Liabilities. . . . . . . . . . . . . . . . . . . 3
     1.4  Retained Liabilities . . . . . . . . . . . . . . . . . . 3
     1.5  Purchase Price . . . . . . . . . . . . . . . . . . . . . 4
     1.6  Cash Payment . . . . . . . . . . . . . . . . . . . . . . 4
     1.7  Closing. . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.8  Execution and Delivery of Documents of Title by the
          Company; Further Assurances  . . . . . . . . . . . . . . 4
     1.9  Tax Free Reorganization. . . . . . . . . . . . . . . . . 4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . 5

     2.1  Organization of the Company. . . . . . . . . . . . . . . 5
     2.2  Company Capital Structure. . . . . . . . . . . . . . . . 5
     2.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 5
     2.4  Authority. . . . . . . . . . . . . . . . . . . . . . . . 5
     2.5  Financial Statements . . . . . . . . . . . . . . . . . . 6
     2.6  No Undisclosed Liabilities . . . . . . . . . . . . . . . 6
     2.7  No Changes . . . . . . . . . . . . . . . . . . . . . . . 7
     2.8  Tax and Other Returns and Reports. . . . . . . . . . . . 8
     2.9  Restrictions on Business Activities. . . . . . . . . . . 9
     2.10 Title to Properties; Absence of Liens and Encumbrances .10
     2.11 Intellectual Property. . . . . . . . . . . . . . . . . .10
     2.12 Agreements, Contracts and Commitments. . . . . . . . . .11
     2.13 Interested Party Transactions. . . . . . . . . . . . . .13
     2.14 Compliance with Laws . . . . . . . . . . . . . . . . . .13
     2.15 Litigation . . . . . . . . . . . . . . . . . . . . . . .13
     2.16 Insurance. . . . . . . . . . . . . . . . . . . . . . . .13
     2.17 Minute Books . . . . . . . . . . . . . . . . . . . . . .13
     2.18 Environmental Matters. . . . . . . . . . . . . . . . . .13
     2.19 Brokers' and Finders' Fees; Third Party Expenses . . . .14
     2.20 Employee Matters and Benefit Plans . . . . . . . . . . .14
     2.21 Representations Complete . . . . . . . . . . . . . . . .17
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HEALTHEON
     AND ACQUISITION SUB . . . . . . . . . . . . . . . . . . . . .17

     3.1  Organization of Healtheon and Acquisition Sub. . . . . .17
     3.2  Healtheon and Acquisition Sub Capital Structure. . . . .18
     3.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .18
     3.4  Authority. . . . . . . . . . . . . . . . . . . . . . . .18


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                              TABLE OF CONTENTS
                                 (CONTINUED)

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     3.5  Financial Statements . . . . . . . . . . . . . . . . . .19
     3.6  No Undisclosed Liabilities . . . . . . . . . . . . . . .19
     3.7  No Changes . . . . . . . . . . . . . . . . . . . . . . .19
     3.8  Tax and Other Returns and Reports. . . . . . . . . . . .21
     3.9  Restrictions on Business Activities. . . . . . . . . . .22
     3.10 Title to Properties; Absence of Liens and Encumbrances .22
     3.11 Intellectual Property. . . . . . . . . . . . . . . . . .22
     3.12 Agreements, Contracts and Commitments. . . . . . . . . .23
     3.13 Interested Party Transactions. . . . . . . . . . . . . .24
     3.14 Compliance with Laws . . . . . . . . . . . . . . . . . .25
     3.15 Litigation . . . . . . . . . . . . . . . . . . . . . . .25
     3.16 Insurance. . . . . . . . . . . . . . . . . . . . . . . .25
     3.17 Minute Books . . . . . . . . . . . . . . . . . . . . . .25
     3.18 Environmental Matters. . . . . . . . . . . . . . . . . .25
     3.19 Brokers' and Finders' Fees; Third Party Expenses . . . .26
     3.20 Employee Matters and Benefit Plans . . . . . . . . . . .26
     3.21 Representations Complete . . . . . . . . . . . . . . . .28

ARTICLE IV - CONDUCT PRIOR TO THE CLOSING. . . . . . . . . . . . .29

     4.1  Conduct of Business of the Company . . . . . . . . . . .29
     4.2  No Company Solicitation. . . . . . . . . . . . . . . . .31

ARTICLE V - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . .31

     5.1  Company Member Approvals . . . . . . . . . . . . . . . .31
     5.2  Access to Information. . . . . . . . . . . . . . . . . .32
     5.3  Confidentiality. . . . . . . . . . . . . . . . . . . . .32
     5.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . .32
     5.5  Public Disclosure. . . . . . . . . . . . . . . . . . . .32
     5.6  Consents . . . . . . . . . . . . . . . . . . . . . . . .33
     5.7  Reasonable Efforts . . . . . . . . . . . . . . . . . . .33
     5.8  Notification of Certain Matters. . . . . . . . . . . . .33
     5.9  Certain Benefit Plans. . . . . . . . . . . . . . . . . .33
     5.10 Additional Documents and Further Assurances. . . . . . .33
     5.11 Company's Auditors . . . . . . . . . . . . . . . . . . .33
     5.12 Mutual Release . . . . . . . . . . . . . . . . . . . . .33

ARTICLE VI - CONDITIONS TO THE ASSET PURCHASE. . . . . . . . . . .34

     6.1  Conditions to Obligations of Each Party to Effect
          the Asset Purchase . . . . . . . . . . . . . . . . . . .34
     6.2  Additional Conditions to Obligations of the Company. . .34
     6.3  Additional Conditions to the Obligations of Healtheon
          and Acquisition Sub. . . . . . . . . . . . . . . . . . .35


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                              TABLE OF CONTENTS
                                 (CONTINUED)

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ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW .36

     7.1  Survival of Representations and Warranties . . . . . . .36
     7.2  Escrow Arrangements and Indemnification. . . . . . . . .37
     7.3  Indemnification by Healtheon and Acquisition Sub . . . .42

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER . . . . . . . . .43

     8.1  Termination. . . . . . . . . . . . . . . . . . . . . . .43
     8.2  Effect of Termination. . . . . . . . . . . . . . . . . .44
     8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . .44
     8.4  Extension; Waiver. . . . . . . . . . . . . . . . . . . .44

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .44

     9.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . .44
     9.2  Interpretation . . . . . . . . . . . . . . . . . . . . .45
     9.3  Counterparts . . . . . . . . . . . . . . . . . . . . . .45
     9.4  Transfer Taxes . . . . . . . . . . . . . . . . . . . . .45
     9.5  Entire Agreement; Assignment . . . . . . . . . . . . . .46
     9.6  Severability . . . . . . . . . . . . . . . . . . . . . .46
     9.7  Other Remedies . . . . . . . . . . . . . . . . . . . . .46
     9.8  Governing Law. . . . . . . . . . . . . . . . . . . . . .46
     9.9  Rules of Construction. . . . . . . . . . . . . . . . . .46
     9.10 Specific Performance . . . . . . . . . . . . . . . . . .46




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                          INDEX OF EXHIBITS


EXHIBIT                   DESCRIPTION

Exhibit A      Assignment and Assumption Agreement

Exhibit B      Bill of Sale

Exhibit C      Legal Opinion of Counsel to Healtheon

Exhibit D      Legal Opinion of Counsel to the Company

Exhibit E      Noncompetition Agreement


                         INDEX OF SCHEDULES


Schedule       Description


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                               ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 25, 1998 among Healtheon Corporation, a Delaware corporation ("HEALTHEON"), Metis Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Healtheon ("ACQUISITION SUB"), Metis, LLC, a California limited liability company (the "COMPANY"), and, with respect to
Article VII, Edward J. Fotsch, M.D., as Securityholder Agent and U.S. Bank Trust National Association, as Escrow Agent.

                                       RECITALS

     A. The Boards of Directors of each of the Company, Healtheon and Acquisition Sub believe it is in the best interests of each organization and their respective securityholders that Healtheon acquire certain assets and assume certain liabilities of the Company (the "ASSET PURCHASE") and, in furtherance thereof, have approved the Asset Purchase.

     B. A portion of the shares of Healtheon Common Stock otherwise issuable by Healtheon in connection with the Asset Purchase shall be placed in escrow by Healtheon, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     C. The Company, Healtheon and Acquisition Sub desire to make certain representations and warranties and other agreements in connection with the Asset Purchase.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                      ARTICLE I

                                  THE ASSET PURCHASE

     1.1 PURCHASE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.7 below), the Company shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from the Company, the assets comprising the Healthcare Internet/Intranet business of the Company (the "Business"), including all of the Company's assets of every kind and description relating to the Business (other than those assets included in the Retained Assets as defined in Section 2.2 below) (the "Purchased Assets"), and subject only to the liabilities and obligations of the Company which are defined in Section 2.3 (the "Assumed Liabilities"). The Purchased Assets include, without limitation, the following assets and properties (other than those assets included in the Retained Assets as defined in Section 2.2):

            (a) all trade and other accounts receivable and other Indebtedness owing to the Company with respect to the Business and including the benefit of all collateral, security, guaranties, and similar undertakings received or held in connection therewith (the "Accounts Receivable");

            (b) all inventories with respect to the Business wherever located, including raw materials, goods consigned to vendors or subcontractors, work in process, finished goods and goods in transit;




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            (c)    all prepaid expenses, deposits and rights to refunds from
customers and suppliers with respect to the Business;

            (d) all machinery, equipment, fixtures and furniture used in the Business and identified on Schedule 1.1

            (e)    all motor vehicles;

            (f)    all supplies owned by the Company;

            (g) all rights and interests of the Company in and to any leases, subleases, licenses, loan agreements, mortgages, notes, indentures, restrictions, wills, trusts, commitment obligations or other contracts, agreements or instruments, whether written or oral or other similar agreements ("Contracts"), and rights thereunder, including without limitation, the designated Contracts relating to the Company set forth on
Schedule 2.12 including contracts for the purchase of materials, supplies and services and the sale of products and services, equipment leases, and any other contract of the Company relating to the Business;

            (h) all business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plots, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of the Company, whether written or electronically stored or otherwise recorded in each case, relating to the Business;

            (i) all of the Company's goodwill, dealer and customer lists and all other sales and marketing information, and all knowhow, technology, drawings, engineering specifications, bills of materials, software and other intangible assets of the Company in each case, relating to the Business;

            (j) all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, the Company Intellectual Property Rights, the Company's name, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to or are used in the Business or that are relevant to an understanding or to the development of the Business or to the performance by the products of the Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation, enhancements, designs, technology, improvements, inventions, works or authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials or any types whatsoever, and all rights of any kind in or to any of the foregoing including all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

            (k) all permits, licenses, orders, ratings and approvals of all federal, state, local or foreign governmental or regulatory authorities or industrial bodies that are held by the Company and relate to the Business, to the extent the same are transferable;



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            (l)    all rights of the Company to causes of action, lawsuits,
judgments, claims and demands of any nature which would relate to the Business or constitute counterclaims, rights of setoff, and affirmative defenses to any claims brought against Buyer by third parties relating to the Business;

            (m) all present and future insurance proceeds which may be payable under the insurance policies listed on Schedule 2.16 attached hereto to the extent that such proceeds relate to the future loss of asset value of the Purchased Assets;

            (n) except for Retained Assets described in Section 1.2 below, all other items of property, real or personal, tangible or intangible, including, without limitation, all restrictive and negative covenant agreements with employees and others, including, without limitation, nondisclosure agreements, computer programs, tapes, discs and timesharing files, owned, used by or accruing to the benefit of the Company in each case, used in the Business; and

            (o) Intellectual property and associated html code that is transferable by the Company, as well as the exclusive rights to operate the Company's website located at www.metisllc.com.

     1.2 RETAINED ASSETS. The Company will retain ownership of the assets of the Company listed on Schedule 1.2 attached hereto (collectively, the "Retained Assets").

     1.3 ASSUMED LIABILITIES. The Acquisition Sub shall assume and agree to pay, perform and discharge only the Assumed Liabilities, and will pay, perform and discharge the Assumed Liabilities as they become due. The Assumed Liabilities shall consist of only those liabilities of the Company listed on Schedule 1.3 attached hereto or otherwise specifically provided for in this Agreement.

     1.4 RETAINED LIABILITIES. The liabilities and obligations which shall be retained by the Company (the "Retained Liabilities") shall consist of all liabilities of the Company other than Assumed Liabilities, including, without limitation, the following:

            (a) all liabilities of the Company relating to indebtedness for borrowed money;

            (b) all liabilities of the Company resulting from, constituting or relating to a breach of any of the representations, warranties, covenants or agreements of the Company under this Agreement in accordance with the indemnification provisions of this Agreement;

            (c) all liabilities of the Company for federal, state, local or foreign Taxes, including Taxes incurred in respect of or measured by the income of the Company earned on or realized prior to the Closing Date, including any gain and income from the sale of the Purchased Assets and other transactions contemplated herein;

            (d) all liabilities for all environmental, ecological, health or safety claims to the extent arising out of the operation of the Business or the Purchased Assets by the Company on or before the Closing Date;

            (e) all liabilities of the Company arising in connection with its operations unrelated to the Business except as otherwise specifically provided in Schedule 1.3;

            (f) any liability of the Company based on its tortious or illegal conduct;

            (g) any liability or obligation incurred by the Company in connection with the negotiation, execution or performance of this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting, brokers', finders' and other professional fees and expenses other than through Healtheon's or Acquisition Sub's breach of this Agreement;

            (h) any liability or obligation incurred by the Company in connection with the negotiation, execution or performance of, and settlement of any claims pertaining to, the Netsource Agreement (as defined herein) and the transactions contemplated thereby, including, without limitation, all legal, accounting, brokers', finders' and other professional fees and expenses; and

            (i) all liabilities incurred by the Company after the Closing Date other than through Healtheon's or Acquisition Sub's breach of this Agreement (except to the extent such liability is specifically assumed by Acquisition Sub); and

     1.5 PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Company contained herein, and in consideration of the sale, assignment, transfer and delivery of the Transferred Assets and the Noncompetition Agreements received from the Company, Acquisition Sub will assume the Assumed Liabilities and Healtheon will deliver (a) (i) to the Company, a stock certificate representing 1,400,000 shares of Healtheon Common Stock, (ii) the Cash Payment, and (b) to the Escrow Agent, for the benefit of the Company, a stock certificate representing 200,000 shares of Healtheon Common Stock (the "Escrow Amount").

     1.6 CASH PAYMENT. In the event that on the Closing Date, the Company shall have a cash balance that is less than $654,112, Healtheon shall pay to the Company on the Closing Date, as additional consideration, an amount of money (the "Cash Payment") equal to (a)$654,112, LESS (b) such cash balance. Notwithstanding the foregoing, in the event that the Company shall have failed to conduct its business in the ordinary course and in compliance with the provisions of this Agreement, including without limitation, Section 4.1, an adjustment shall be made to the purchase price to reflect the extent to which the Company's cash and accounts receivable balance is less than $654,112 on the Closing Date.

     1.7    CLOSING.  Unless this Agreement is earlier terminated pursuant to
Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati ("WSGR"), 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." The parties currently intend that the Closing Date will occur on or prior to August 15, 1998.

     1.8 EXECUTION AND DELIVERY OF DOCUMENTS OF TITLE BY THE COMPANY; FURTHER ASSURANCES. At the Closing, the parties hereto shall have entered into the Assignment and Assumption Agreement in the form attached hereto as Exhibit A and the Company shall execute and deliver to Buyer the Bill of Sale in the form attached hereto as Exhibit B and such deeds, conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Company to the Buyer. Such instruments and documents shall be sufficient to convey to Buyer good and merchantable title in all of the Purchased Assets. The Company will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as Buyer may reasonably request in order more effectively to sell, transfer and convey the Purchased Assets to Buyer and to place Buyer in position to operate and control all of the Purchased Assets. To the extent any of such assets are, by nature or terms, not transferrable, the Company shall hold, provide, and make such assets available for the use and benefit of Buyer as Buyer's agent.

     1.9 TAX FREE REORGANIZATION. The parties hereto intend that this Agreement shall constitute a plan of reorganization pursuant to the Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, and agree to report the transactions contemplated by this Agreement as such for all purposes. Each party has consulted with its own tax advisors as to the tax consequences of the transactions contemplated by this Agreement and no party makes any representation or warranty with respect to such consequences.

                                      ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Healtheon and Acquisition Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number or subsection, as the case may be) supplied by the Company to Healtheon (the "COMPANY SCHEDULES") and dated as of the date hereof, as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. The Company has the power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company (hereinafter referred to as a "COMPANY MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Organizational Documents, each as amended to date, to Healtheon.

     2.2    COMPANY CAPITAL STRUCTURE.

            (a) The authorized capitalization of the Company consists of 183,050 authorized Class A units (the "Class A units"), of which 183,050 units are issued and outstanding, and 300,000 authorized Class B units (the "Class B units", and together with the Class A units, the Company Capital Stock), of which 225,123 units are issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). With respect to each holder of Class B Units, Schedule 2.2(a) contains an identification of each such holder's vesting provisions and vesting start date. All outstanding Company Capital Stock is duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the First Amended and Restated Operating Agreement of Metis, LLC and the Articles of Organization (together, the "Organizational Documents) of the Company or any agreement to which the Company is a party or by which it is bound. All of the Company Capital Stock has been issued in compliance with the terms of the Company's Organizational Documents.

            (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any ownership interests of the Company (each, a "Company Capital Stock Equivalent") or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such Company Common Stock Equivalent.

     2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated organizations and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

     2.4 AUTHORITY. Subject only to the requisite approval of the Asset Purchase and this Agreement by the Company's Members, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's Members to duly approve the Asset Purchase and this Agreement is a Majority in Interest of the Members (as defined in the Organizational Documents) and a Majority in Interest of the Class A Members (as defined in the Organizational Documents). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, subject only to the approval of the Asset Purchase by the Company's Members. The Company's Board of Directors has unanimously approved the Asset Purchase and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Asset Purchase and this Agreement by the Company's Members, the execution and delivery of this Agreement by the Company does not, and, as of the Closing, the consummation of the transactions contemplated hereby (including the Asset Purchase) will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "COMPANY CONFLICT") (i) any provision of the Organizational Documents of the Company or (ii) any mortgage, indenture, lease, Contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Company Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

     2.5 FINANCIAL STATEMENTS. Section 2.5 sets forth the Company's audited balance sheets as of December 31, 1997 and the related audited statement of income and cash flow for the period from inception to December 31, 1997 (the "COMPANY AUDITED FINANCIALS") and the Company's unaudited balance sheet as of May 31, 1998 and the related unaudited statements of income and cash flow for the five months then ended (the "COMPANY UNAUDITED FINANCIALS") (collectively, such financial statements are sometimes referred to herein as "COMPANY FINANCIAL STATEMENTS"). The Company Audited Financials and the Company Unaudited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Company Unaudited Financials do not contain all the notes that may be required by GAAP). The Company Audited Financials and Company Unaudited Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Company Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. The Company's unaudited balance sheet dated as of May 31, 1998 shall be referred to as the "COMPANY CURRENT BALANCE SHEET". The Company's cash and accounts receivable balance as of May 15, 1998 was $654,112, and the Company's accounts receivable are fully collectible. Since December 31, 1997, the Company has not changed its methodology for valuation of accounts receivable.

     2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Company Current Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Company Current Balance Sheet, consistent with past practices.

     2.7 NO CHANGES. Except as set forth in Schedule 2.7, since the date of the Company Current Balance Sheet, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted as of the date of the Company Current Balance Sheet and consistent with past practices;

            (b) amendments or changes to the Organizational Documents of the Company;

            (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

            (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (g)    revaluation by the Company of any of its assets;

            (h) declaration, setting aside or payment of a dividend or other distribution with respect to any units of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its units;

            (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

            (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

            (k) any Lien placed on any of the Transferred Assets which remains in existence on the date hereof;

            (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

            (m) loan by the Company to any person or entity, the incurrence by the Company of any indebtedness, the guaranty by the Company of any indebtedness, issuance or sale of any debt securities of the Company or the guaranty of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

            (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (o) any contingent liabilities incurred by the Company with respect to the obligations of any other person that would be assumed hereunder;

            (p) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

            (q) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

            (r) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

            (s) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (t) event or condition of any character that has or could be reasonably expected to have a Company Material Adverse Effect on the Company; or

            (u) any postponement or delay in payment of any accounts payable or other liability of the Company that will be included as Assumed Liabilities;

            (v) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with Healtheon and its representatives regarding the transactions contemplated by this Agreement).

     2.8    TAX AND OTHER RETURNS AND REPORTS.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)    TAX RETURNS AND AUDITS.  Except as set forth in Schedule 2.8:

                   (i) The Company as of the Closing will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                   (ii) The Company as of the Closing: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                   (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                   (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                   (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Company Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                   (vi) The Company has made available to Healtheon copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                   (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes.

                   (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                   (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                   (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                   (xi) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                   (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                   (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                   (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing the ability of Acquisition Sub to operate the Business after the Closing Date, any acquisition of property (tangible or intangible) by the Company or the conduct of the Business. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market that would be applicable to the Business after the Closing Date.

     2.10   TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

            (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease and any security interest in the Company's assets created by such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). All such current leases will be assigned by the Company to Acquisition Sub as of the Closing Date.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Purchased Assets, real, personal and mixed, used or held for use in the Business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financial Statements or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11   INTELLECTUAL PROPERTY.

            (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the Business as currently conducted and as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHT(S)"). Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

            (b) Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. Each license, sublicense and other agreement will be transferred or assigned to Acquisition Sub as of and effective upon the Closing. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, including, without limitation, the transfer or assignment of the Company Intellectual Property Rights, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

            (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's knowledge, threatened by any person, nor are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company has not infringed, and the Business as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each current and former employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms. All software included in the Company Intellectual Property Rights is original with the Company and has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Company.

     2.12   AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by, and neither Healtheon nor the Acquisition Sub will be bound, by virtue of the transactions contemplated hereby, by:

                   (i)    any collective bargaining agreements,

                   (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                   (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                   (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                   (v) any operating agreement or other agreement relating to the operations of any business organization, including the Company,

                   (vi) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                   (vii)  any fidelity or surety bond or completion bond,

                   (viii) any lease of personal property having a value individually in excess of $15,000,

                   (ix)   any agreement of indemnification or guaranty,

                   (x) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                   (xi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $15,000,

                   (xii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                   (xiii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                   (xiv) any purchase order or contract for the purchase of raw materials involving $15,000 or more,

                   (xv)   any construction contracts,

                   (xvi) any distribution, joint marketing or development agreement,

                   (xvii) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                   (xviii)       any other agreement, contract or commitment
that involves $15,000 or more or is not cancelable without penalty within thirty (30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "COMPANY CONTRACT"). Each Company Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.13, no officer, director or Member of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or
Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section
2.13. Except as disclosed on Schedule 2.13, all interested party transactions were made on terms no more favorable to such interested party than could have been obtained on an arms'-length basis.

     2.14 COMPLIANCE WITH LAWS. To the Company's knowledge, it has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15 LITIGATION. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16 INSURANCE. Set forth on Schedule 2.16 is a list of all of the Company's insurance policies and fidelity bonds. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Healtheon are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and Members or actions by written consent since the time of organization of the Company.

     2.18   ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIAL. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment, procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.19 also sets forth the Company's current reasonable estimate of all Company Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20   EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this section, the following terms shall have the meanings set forth below:

                   (i) "COMPANY AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                   (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                   (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, unit or unit related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any "Company Employee" (as defined below), and pursuant to which the Company or any Company Affiliate has or may have any material liability contingent or otherwise;

                   (iv) "COMPANY EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Company Affiliate;

                   (v) "COMPANY EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                   (vi)   "IRS" shall mean the Internal Revenue Service;

                   (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                   (viii) "COMPANY PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) SCHEDULE. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Company Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Company Employee Agreement.
 The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Company Employee Agreement, to modify any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Company Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

            (c)    DOCUMENTS.  The Company has made available to Healtheon
(i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Company Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan;
(iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

            (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company, Healtheon or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

            (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

            (g)    NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Company Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h)    EFFECT OF TRANSACTION.

                   (i) Except as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

                   (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Healtheon or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (i) EMPLOYMENT MATTERS. The Company (i) to its knowledge, is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (j) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Asset Purchase, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                     ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF HEALTHEON AND ACQUISITION SUB

     Healtheon and Acquisition Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number or subsection, as the case may be) supplied by the Healtheon and Acquisition Sub to the Company (the "HEALTHEON AND ACQUISITION SUB SCHEDULES") and dated as of the date hereof, as follows:

     3.1 ORGANIZATION OF HEALTHEON AND ACQUISITION SUB. Healtheon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a corporation duly organized and in good standing under the laws of the State of Delaware. Healtheon has the corporate power to own its properties and to carry on their business as now being conducted. Healtheon is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Healtheon (hereinafter referred to as a "HEALTHEON MATERIAL ADVERSE EFFECT"). Healtheon has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Company. Acquisition Sub has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Company.

     3.2    HEALTHEON AND ACQUISITION SUB CAPITAL STRUCTURE.

            (a) The authorized capital stock of Healtheon consists of 75,000,000 shares of authorized Common Stock, of which 49,774,826 shares are issued and outstanding. The shares of the capital stock of Healtheon are held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 3.2(a). All outstanding shares of Healtheon capital stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Healtheon or any agreement to which Healtheon is a party or by which it is bound.

            (b) The authorized capital stock of Acquisition Sub consists of 1,000 shares of authorized Common Stock, all of which are issued and outstanding and held of record by Healtheon. All outstanding shares of the capital stock of Acquisition Sub are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Acquisition Sub or any agreement to which the Acquisition Sub is a party or by which it is bound.

            (c) Healtheon has reserved 10,000,000 shares of Common Stock for issuance to employees and consultants pursuant to Healtheon's 1996 Stock Plan ("HEALTHEON STOCK PLAN"), of which 6,464,426 shares are subject to outstanding, unexercised options ("HEALTHEON OPTIONS") and 52,023 shares
remain available for future grant.   Schedule 3.2(b) sets forth for each
outstanding Healtheon Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Healtheon is a party or by which it is bound obligating Healtheon to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Healtheon or obligating Healtheon to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     3.3 SUBSIDIARIES. Other than Acquisition Sub, Healtheon does not have any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, limited liability company, association, joint venture or other business entity.

     3.4 AUTHORITY. Each of Healtheon and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and Acquisition Sub. Each of Healtheon's Board of Directors and Acquisition Sub's Board of Directors have unanimously approved the Asset Purchase and this Agreement. This Agreement has been duly executed and delivered by Healtheon and Acquisition Sub and constitutes the valid and binding obligation of Healtheon and Acquisition Sub, enforceable in accordance with its terms. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement by Healtheon and Acquisition Sub does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "HEALTHEON CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of Healtheon, (ii) any provision of the Certificate of Incorporation or Bylaws of Acquisition Sub, or (iii) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Healtheon or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Healtheon Conflict) is required by or with respect to Healtheon or Acquisition Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 3.4.

     3.5 FINANCIAL STATEMENTS. Section 3.5 sets forth the Healtheon's audited balance sheets as of December 31, 1996 and draft balance sheets as of December 31, 1997 and the related audited and draft statement of income and cash flow for the twelve-month periods ended December 31, 1996 and December 31, 1997 (the "HEALTHEON AUDITED FINANCIALS") and Healtheon's unaudited balance sheet of May 31, 1998 and the related unaudited statements of income and cash flow for the five months then ended (the "HEALTHEON UNAUDITED

FINANCIALS") (collectively, such financial statements are sometimes referred to herein as "HEALTHEON FINANCIAL STATEMENTS"). The Healtheon Audited Financials and the Healtheon Unaudited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Healtheon Unaudited Financials do not contain all the notes that may be required by GAAP). The Healtheon Audited Financials and Healtheon Unaudited Financials present fairly the financial condition, operating results and cash flows of Healtheon as of the dates and during the periods indicated therein, subject in the case of the Healtheon Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. Healtheon's unaudited balance sheet dated as of May 31, 1998 shall be referred to as the "HEALTHEON CURRENT BALANCE SHEET".

     3.6 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.6, Healtheon does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Healtheon Current Balance Sheet, or (ii) has not arisen in the ordinary course of Healtheon's business since the date of the Healtheon Current Balance Sheet, consistent with past practices.

     3.7 NO CHANGES. Except as set forth in Schedule 3.7 or in the ordinary course of its business, since the date of the Healtheon Current Balance Sheet, there has not been, occurred or arisen any:

            (a) transaction by Healtheon except in the ordinary course of business as conducted as of the date of the Healtheon Current Balance Sheet and consistent with past practices;

            (b) amendments or changes to the Certificate of Incorporation or Bylaws of Healtheon;

            (c) capital expenditure or commitment by Healtheon, either individually or in the aggregate, exceeding $25,000;

            (d) destruction of, damage to or loss of any material assets, business or customer of Healtheon (whether or not covered by insurance);

            (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Healtheon;

            (g)    revaluation by Healtheon of any of its assets;

            (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Healtheon, or any direct or indirect redemption, purchase or other acquisition by Healtheon of any of its capital stock;

            (i) increase in the salary or other compensation payable or to become payable to any of Healtheon's officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

            (j) sale, lease, license or other disposition of any of the assets or properties of Healtheon, except in the ordinary course of business as conducted on that date and consistent with past practices;

            (k) amendment or termination of any material contract, agreement or license to which Healtheon is a party or by which it is bound;

            (l) loan by Healtheon to any person or entity, incurring by Healtheon of any indebtedness, guaranteeing by Healtheon of any indebtedness, issuance or sale of any debt securities of Healtheon or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

            (m) waiver or release of any right or claim of Healtheon, including any write-off or other compromise of any account receivable of Healtheon;

            (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Healtheon or its affairs;

            (o) notice of any claim of ownership by a third party of Healtheon's Intellectual Property (as defined in Section 3.11 below) or of infringement by Healtheon's of any third party's Intellectual Property rights;

            (p) issuance or sale by Healtheon of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

            (q) change in pricing or royalties set or charged by Healtheon to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Healtheon;

            (r) event or condition of any character that has or could be reasonably expected to have a Healtheon Material Adverse Effect on Healtheon; or

            (s) negotiation or agreement by Healtheon or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

     3.8    TAX AND OTHER RETURNS AND REPORTS.

            (a)    TAX RETURNS AND AUDITS.  Except as set forth in Schedule
3.8:

                   (i) Healtheon as of the Closing will have prepared and filed all required Returns relating to any and all Taxes concerning or attributable to Healtheon or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                   (ii) Healtheon as of the Closing: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                   (iii) Healtheon has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Healtheon, nor has Healtheon executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                   (iv) No audit or other examination of any Return of Healtheon is currently in progress, nor has Healtheon been notified of any request for such an audit or other examination.

                   (v) Healtheon does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Healtheon Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Healtheon has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                   (vi) Healtheon has provided to the Company copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Healtheon's incorporation.

                   (vii) There are (and as of immediately following the Effective Date there will be) no Liens on the assets of Healtheon relating to or attributable to Taxes.

                   (viii) Healtheon has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Healtheon.

                   (ix) None of Healtheon's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                   (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Healtheon that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                   (xi)   Healtheon has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Healtheon.

                   (xii) Healtheon is not a party to a tax sharing or allocation agreement nor does Healtheon owe any amount under any such agreement.

                   (xiii) Healtheon is not, and has not been at any time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                   (xiv) Healtheon's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Healtheon's tax books and records.

     3.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Healtheon is a party or otherwise binding upon Healtheon which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Healtheon, any acquisition of property (tangible or intangible) by Healtheon or the conduct of business by Healtheon. Without limiting the foregoing, Healtheon has not entered into any agreement under which Healtheon is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     3.10   TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

            (a) Healtheon owns no real property, nor has it ever owned any real property. Schedule 3.10(a) sets forth a list of all real property currently, or at any time in the past, leased by Healtheon, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease and any security interest in Healtheon's assets created by such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

            (b) Healtheon has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Healtheon Financial Statements or in Schedule 3.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.11   INTELLECTUAL PROPERTY.

            (a) Healtheon owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Healtheon as currently conducted or as proposed to be conducted by Healtheon (the "HEALTHEON INTELLECTUAL PROPERTY RIGHTS"). Schedule 3.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Healtheon Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Healtheon Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

            (b) Schedule 3.11(b) sets forth a complete list of all licenses, sublicenses and other agreements as to which Healtheon is a party and pursuant to which Healtheon or any other person is authorized to use any Healtheon Intellectual Property Right (excluding End-User Licenses) or trade secret of Healtheon, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by Healtheon, and the consummation of the transactions contemplated hereby, will neither cause Healtheon to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 3.11(a) or 3.11(b), Healtheon is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Healtheon Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Healtheon Intellectual Property Rights are being used.

            (c) No claims with respect to the Healtheon Intellectual Property Rights have been asserted or are, to Healtheon's knowledge, threatened by any person, nor are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Healtheon infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by Healtheon of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in Healtheon's business as currently conducted or as proposed to be conducted by Healtheon, or (iii) challenging the ownership by Healtheon, validity or effectiveness of any of the Healtheon Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Healtheon are valid and subsisting. Healtheon has not infringed, and the business of Healtheon as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Healtheon Intellectual Property Rights by any third party, including any employee or former employee of Healtheon. No Healtheon Intellectual Property Right or product of Healtheon or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Healtheon. Each employee, consultant or contractor of Healtheon has executed a proprietary information and confidentiality agreement substantially in the Healtheon's standard forms. All software included in the Healtheon Intellectual Property Rights is original with Healtheon and has been either created by employees of Healtheon on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Healtheon.

     3.12   AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 3.12(a) or in the ordinary course of its business, Healtheon does not have, is not a party to nor is it bound by:

                   (i)    any collective bargaining agreements,

                   (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                   (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                   (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Healtheon,

                   (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                   (vi)   any fidelity or surety bond or completion bond,

                   (vii) any lease of personal property having a value individually in excess of $25,000,

                   (viii) any agreement of indemnification or guaranty,

                   (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Healtheon to engage in any line of business or to compete with any person,

                   (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

                   (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise,

                   (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                   (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

                   (xiv)  any construction contracts,

                   (xv) any distribution, joint marketing or development agreement,

                   (xvi) any agreement pursuant to which Healtheon has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                   (xvii) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 3.12(b),Healtheon has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 3.12(a) or Schedule 3.11(b) (any such agreement, contract or commitment, a "HEALTHEON CONTRACT"). Each Healtheon Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.12(b), is not subject to any default thereunder of which Healtheon has knowledge by any party obligated to Healtheon pursuant thereto.

     3.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 3.13, no officer, director or shareholder of Healtheon (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Healtheon furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from or sells or furnishes to, Healtheon, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 3.12(a) or Schedule 3.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.13.

     3.14 COMPLIANCE WITH LAWS. Healtheon has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     3.15 LITIGATION. Except as set forth in Schedule 3.15, there is no action, suit or proceeding of any nature pending or to Healtheon's knowledge threatened against Healtheon, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 3.15, to the Healtheon's knowledge, there is no investigation pending or threatened against Healtheon, its properties or any of its officers or directors (in their respective capacities as such) by or before any governmental entity. Schedule 3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of Healtheon to manufacture, offer or sell any of its products in the present manner or style thereof.

     3.16 INSURANCE. Set forth on Schedule 3.16 is a list of all of Healtheon's insurance policies and fidelity bonds. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Healtheon, there is no claim by Healtheon pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Healtheon is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Healtheon has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.17 MINUTE BOOKS. The minute books of Healtheon made available to counsel for the Company are the only minute books of Healtheon and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Healtheon.

     3.18   ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIAL. Healtheon has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Healtheon has at any time owned, operated, occupied or leased. Healtheon has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be a Hazardous Material. No Hazardous Materials are present as a result of the actions or omissions of Healtheon, or, to Healtheon's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Healtheon has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. Healtheon has not engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. The Company currently holds all Environmental Permits necessary for the conduct of Healtheon's Hazardous Material Activities and other businesses of Healtheon as such activities and businesses are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment, procedure, writ, injunction or claim is pending, or to Healtheon's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Healtheon. Healtheon is not aware of any fact or circumstance which could involve Healtheon in any environmental litigation or impose upon Healtheon any environmental liability.

     3.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Schedule 3.19, Healtheon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees, investment banking fees, consulting fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 3.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 3.19 also sets forth Healtheon's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by Healtheon in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     3.20   EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 3.20(a)(i) below (which definition shall apply only to this Section 3.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                   (i) "HEALTHEON AFFILIATE" shall mean any other person or entity under common control with Healtheon within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                   (ii) "HEALTHEON EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Healtheon Affiliate for the benefit of any "Healtheon Employee" (as defined below), and pursuant to which Healtheon or any Healtheon Affiliate has or may have any material liability contingent or otherwise;

                   (iii) "HEALTHEON EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Healtheon or any Healtheon Affiliate;

                   (iv) "HEALTHEON EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Healtheon or any Healtheon Affiliate and any Healtheon Employee or consultant;

                   (v) "HEALTHEON PENSION PLAN" shall refer to each Healtheon Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) SCHEDULE. Schedule 3.20(b) contains an accurate and complete list of each Healtheon Employee Plan and each Healtheon Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Healtheon Employee Plan or Healtheon Employee Agreement. Healtheon does not have any plan or commitment, whether legally binding or not, to establish any new Healtheon Employee Plan or Healtheon Employee Agreement, to modify any Healtheon Employee Plan or Healtheon Employee Agreement (except to the extent required by law or to conform any such Healtheon Employee Plan or Healtheon Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Healtheon in writing, or as required by this Agreement), or to enter into any Healtheon Employee Plan or Healtheon Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

            (c) DOCUMENTS. Healtheon has provided to Company (i) correct and complete copies of all documents embodying or relating to each Healtheon Employee Plan and each Healtheon Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Healtheon Employee Plan;
(iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Healtheon Employee Plan or related trust; (iv) if the Healtheon Employee Plan is funded, the most recent annual and periodic accounting of Healtheon Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Healtheon Employee Plan; (vi) all IRS determination letters and rulings relating to Healtheon Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Healtheon Employee Plan;
(vii) all communications material to any Healtheon Employee or Healtheon Employees relating to any Healtheon Employee Plan and any proposed Healtheon Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Healtheon; and (viii) all registration statements and prospectuses prepared in connection with each Healtheon Employee Plan.

            (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 3.20(d), (i) Healtheon has performed in all material respects all obligations required to be performed by it under each Healtheon Employee Plan, and each Healtheon Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Healtheon Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Healtheon, threatened or anticipated (other than routine claims for benefits) against any Healtheon Employee Plan or against the assets of any Healtheon Employee Plan; and (iv) each Healtheon Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company, Healtheon or any Healtheon Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(v) there are no inquiries or proceedings pending or, to the knowledge of Healtheon or any affiliates, threatened by the IRS or DOL with respect to any Healtheon Employee Plan; and (vi) neither Healtheon nor any Healtheon Affiliate is subject to any penalty or tax with respect to any Healtheon Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

            (e) PENSION PLANS. Healtheon does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) MULTIEMPLOYER PLANS. At no time has Healtheon contributed to or been requested to contribute to any Multiemployer Plan.

            (g)    NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
Schedule 3.20(g), no Healtheon Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Healtheon Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Healtheon has never represented, promised or contracted (whether in oral or written form) to any Healtheon Employee (either individually or to Employees as a group) that such Healtheon Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h)    EFFECT OF TRANSACTION.

                   (i) Except as set forth on Schedule 3.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Healtheon Employee Plan, Healtheon Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Healtheon Employee.

                   (ii) Except as set forth on Schedule 3.20(h)(ii), no payment or benefit which will or may be made by Healtheon or Company or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (i) EMPLOYMENT MATTERS. Healtheon (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Healtheon Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Healtheon Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Healtheon Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

            (j) LABOR. No work stoppage or labor strike against Healtheon is pending or, to the best knowledge of Healtheon, threatened. Except as set forth in Schedule 3.20(j),Healtheon is not involved in or, to the knowledge of Healtheon, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Healtheon Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Healtheon. Neither Healtheon nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to Healtheon. Except as set forth in Schedule 3.20(j),Healtheon is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Healtheon Employees and no collective bargaining agreement is being negotiated by Healtheon.

     3.21 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Healtheon or Acquisition Sub (as modified by the Healtheon and Acquisition Sub Schedules), nor any statement made in any schedule or certificate furnished by Healtheon or Acquisition Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of Healtheon or Acquisition Sub in connection with soliciting their consent to this Agreement and the Asset Purchase, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                      ARTICLE IV

                             CONDUCT PRIOR TO THE CLOSING

     4.1    CONDUCT OF BUSINESS OF THE COMPANY.

            During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, the Company agrees (except to the extent that Healtheon shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Closing. The Company shall promptly notify Healtheon of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Healtheon:

                   (i) Enter into any commitment, activity or transaction not in the ordinary course of business.

                   (ii) Transfer to any person or entity any rights to any Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

                   (iii) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

                   (iv) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

                   (v)    Commence any litigation;

                   (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, equity interests or property) in respect of any of its units or other evidences of ownership, or split, combine or reclassify any of its units or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for units or other evidences of ownership of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock (or Company Capital Stock Equivalents);

                   (vii) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any units or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such units or other convertible securities;

                   (viii) Cause or permit any amendments to its Organizational Documents;

                   (ix) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                   (x) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                   (xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

                   (xii) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(a)(xii));

                   (xiii) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees (other than the two employees of the Company currently under review);

                   (xiv) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable in excess of $10,000 in the aggregate;

                   (xv) Pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

                   (xvi) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                   (xvii) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

                   (xviii)       Fail to pay or otherwise satisfy its
monetary obligations as they become due, except such as are being contested in good faith;

                   (xix) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

                   (xx) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

                   (xxi) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

                   (xxii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2 NO COMPANY SOLICITATION. Until the earlier of the Closing and the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, Members, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Healtheon and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of Merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Healtheon, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of Merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Healtheon, providing for the acquisition of the Company (whether by way of Merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of Merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Healtheon. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Healtheon thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Healtheon may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this section) shall be deemed to be a violation of this Section 4.2.

                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

     5.1    COMPANY MEMBER APPROVALS.  As promptly as practicable:

            (a) Prior to the execution of this Agreement, Healtheon and the Company have prepared the necessary documentation for, and as soon as reasonably practicable following the execution of this Agreement they shall apply to obtain, a permit (a "CALIFORNIA PERMIT") from the Commissioner of Corporations of the State of California (after a hearing before the California Department of Corporations) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Healtheon Common Stock in the Asset Purchase shall be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and California blue sky laws. The Company and Healtheon will respond to any comments from the California Department of Corporations and use their commercially reasonable effort to have the California Permit granted as soon as practical after such filing. As promptly as practical after the date of this Agreement, Healtheon shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement.

            (b) As promptly as practicable after the receipt of a California Permit, the Company shall submit this Agreement and the transactions contemplated hereby, including without limitation the sale, to the Company's Members for approval and adoption as provided by California Corporate Code and the Company's Organizational Documents. The materials submitted to the Company's Members shall be subject to review and approval by Healtheon and include information regarding Healtheon and the Company, the terms of the Asset Purchase and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Asset Purchase, this Agreement and the transactions contemplated hereby.

     5.2 ACCESS TO INFORMATION. Each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, subject, in the case of Healtheon, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein.

     5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order or subpoena and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto.

     5.4 EXPENSES. Whether or not the Asset Purchase is consummated, all fees and expenses incurred in connection with the Asset Purchase including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Healtheon and the Company prior to release.

     5.6 CONSENTS. Healtheon and the Company shall use commercially reasonable efforts to obtain the consents, waivers, assignments and approvals under any of the Healtheon Contracts and Company Contracts as may be required in connection with the Asset Purchase (all of such consents, waivers and approvals are set forth in the Company Schedules and Healtheon and Acquisition Sub Schedules) so as to preserve and transfer all rights of and benefits to Acquisition Sub thereunder.

     5.7 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents, assignments and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; PROVIDED, that Healtheon shall not be required to agree to any divestiture by Healtheon or the Company or any of Healtheon's subsidiaries or affiliates of equity interests or of any business, assets or property of Healtheon or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Healtheon, and Healtheon shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Healtheon or Acquisition Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of the Company or Healtheon, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9 CERTAIN BENEFIT PLANS. Healtheon shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Healtheon, or alternative benefits programs substantially comparable to those applicable to employees of Healtheon on similar terms, as soon as practicable after the Closing.

     5.10 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.11 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the review of any Company audit or review work papers for up to the past three years, including the examination of selected interim financial statements and data and (ii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Healtheon or its accountants to enable Healtheon's accountants to render the opinion called for by Section 6.3(j) hereof.

     5.12 MUTUAL RELEASE. The Company shall use its commercially reasonable best efforts with and Netsource Communications, Inc. ("Netsource") to enter into a mutual settlement and release with Netsource relating to any and all disputes arising from or related to the transactions contemplated by the Asset Purchase Agreement among Netsource, the Company and Edward Fotsch, M.D. dated March 20, 1997.

                                      ARTICLE VI

                           CONDITIONS TO THE ASSET PURCHASE

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ASSET PURCHASE. The respective obligations of each party to this Agreement to effect the Asset Purchase shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) COMPANY MEMBER APPROVAL. This Agreement and the Asset Purchase shall have been approved and adopted by the Members of the Company by the requisite vote under applicable law and the Company's Organizational Documents.

            (b) CALIFORNIA PERMIT. The Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions pursuant to Section 25142 of the California Corporations Code ("CALIFORNIA CODE") following a hearing for such purpose, and shall have issued a Permit under Section 25121 of the California Code.

            (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Asset Purchase shall be in effect.

            (d) TAX OPINIONS. Healtheon and the Company shall each have received substantially identical written opinions from their counsel in form and substance reasonably satisfactory to them, to the effect that the Asset Purchase will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (e) PERMITS. All approvals from government authorities, including any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Asset Purchase, shall have been obtained.

            (f) LITIGATION. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against Healtheon or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Asset Purchase or other transactions contemplated by the terms of this Agreement.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Asset Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Healtheon and Acquisition Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Healtheon; and the Company shall have received a certificate to such effect signed on behalf of Healtheon by a duly authorized officer of Healtheon.

            (b) AGREEMENTS AND COVENANTS. Healtheon and Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Healtheon.

            (c) THIRD PARTY CONSENTS. The Company shall have been furnished with evidence satisfactory to it that Healtheon has obtained the consents, approvals, assignments and waivers set forth in Schedule 6.2(c).

            (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Healtheon, in substantially the form attached hereto as EXHIBIT C.

            (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Healtheon since the date of the Balance Sheet.

            (f) HEALTHEON CAPITALIZATION. At the Closing, Healtheon shall have only a single class of Common Stock outstanding and shall have no other class or series of capital stock issued or outstanding.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF HEALTHEON AND ACQUISITION SUB. The obligations of Healtheon and Acquisition Sub to consummate the Asset Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Healtheon:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Healtheon; and Healtheon and Acquisition Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company;

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Healtheon and Acquisition Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

            (c) THIRD PARTY CONSENTS. Healtheon shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

            (d) LEGAL OPINION. Healtheon shall have received a legal opinion from Cooley Godward LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT D.

            (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since the date of the Company Balance Sheet.

            (f)    NONCOMPETITION AGREEMENTS.  Each of the persons listed on
Schedule 6.3(g) shall have executed and delivered to Healtheon a Noncompetition Agreement in substantially the form of EXHIBIT E, and all of the Noncompetition Agreements shall be in full force and effect.

            (g) NO DISSENTERS. Holders of more than 10% of the outstanding units of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Asset Purchase.

            (h) EMPLOYMENT AGREEMENTS. Edward J. Fotsch, M.D., Deb Del Guidice, Fel Bautista, Jeff Nelson and Terry McMann shall have entered into an Employment Agreement in form and substance reasonably satisfactory to Healtheon.

            (i) MEMBER LOANS. At the Closing, all loans from Members of the Company ("Member Loans") shall have been repaid or canceled.

            (j) STOCK TRANSFER AGREEMENTS. The Company and each Member of the Company shall have entered into an agreement providing for the restriction on sales of Healtheon Common Stock received in connection with this transaction until 180 days after completion of a public offering of Healtheon Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission; provided, however, that no Member shall be required to sign such agreement unless Healtheon's executive officers and directors sign similar agreements.

            (k) BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT. The Company shall have delivered the Bill of Sale and the parties hereto shall have entered into the Assignment and Assumption Agreement.

                                     ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company, Healtheon and Acquisition Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the corresponding Schedules thereto) shall survive the Asset Purchase and continue until 5:00 p.m., California time, on the date which is one year following the date of this Agreement (the "EXPIRATION DATE").

     7.2    ESCROW ARRANGEMENTS AND INDEMNIFICATION.

            (a) ESCROW FUND AND INDEMNIFICATION. At the Closing, the Company will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Healtheon after the Closing). As soon as practicable after the Closing, the Escrow Amount will be deposited with U.S. Bank Trust National Association, (or other institution acceptable to Healtheon and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Healtheon's cost and expense. The Escrow Fund shall be available to compensate Healtheon, Acquisition Sub and their affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Healtheon, Acquisition Sub, their officers, directors, or affiliates directly or indirectly as a result of (a) any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained herein and (b) any Loss arising out of a claim by Netsource or any trustee in bankruptcy or creditor relating the Asset Purchase Agreement dated March 20, 1997 (the "Netsource Agreement"). Healtheon and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing would have led to a reduction in the aggregate consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Asset Purchase does not close. Healtheon may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $50,000, which, for purposes of aggregating such amount, shall not include the value of any Healtheon shares transferred to Netsource, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Healtheon may recover from the Escrow Fund the total of its Losses, including the first $50,000; provided, however, in the event that such Losses arise from, or relate to, Retained Liabilities of the Company, Healtheon shall be entitled to immediate indemnification from the Company without regard to such $50,000 threshold. The indemnification provisions in this Section 7.2 shall be the sole remedy and recourse of Healtheon against the Company or any of its respective directors, officers, representatives, agents or Members for any Losses incurred by Healtheon; PROVIDED, HOWEVER, that nothing herein shall limit any remedy for fraud.

            (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., California time, on the later to occur of (i) the first anniversary of the Closing and (ii) [the final resolution of all claim, made by or on behalf of Netsource and relating to the Netsource Agreement] (the "ESCROW PERIOD"); PROVIDED, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Healtheon, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company, or its transferees, the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Members of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

            (c)    PROTECTION OF ESCROW FUND.

                   (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Healtheon and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                   (ii) Any shares of Healtheon Common Stock or other equity securities issued or distributed by Healtheon (including shares issued upon a stock split) ("NEW SHARES") in respect of Healtheon Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Healtheon Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Healtheon Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                   (iii) The Company shall have voting rights with respect to the shares of Healtheon Common Stock contributed to the Escrow Fund (and on any voting securities added to the Escrow Fund in respect of such shares of Healtheon Common Stock).

            (d)    CLAIMS UPON ESCROW FUND.

                   (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Healtheon (an "OFFICER'S CERTIFICATE"): (A) stating that Healtheon has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Healtheon out of the Escrow Fund, as promptly as practicable, shares of Healtheon Common Stock held in the Escrow Fund in an amount equal to such Losses.

                   (ii) For the purposes of determining the number of shares of Healtheon Common Stock to be delivered to Healtheon out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, the value of the shares of Healtheon Common Stock shall be deemed to be equal to $5.20 per share of Healtheon Common Stock.

            (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Healtheon of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow

Agent shall make delivery of shares of Healtheon Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof; PROVIDED, that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f)    RESOLUTION OF CONFLICTS; ARBITRATION.

                   (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Healtheon shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Healtheon should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Healtheon Common Stock from the Escrow Fund in accordance with the terms thereof.

                   (ii) If no such agreement can be reached after good faith negotiation, either Healtheon or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Healtheon and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                   (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Healtheon shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Healtheon less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Members of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

            (g)    SECURITYHOLDER AGENT OF THE MEMBERS; POWER OF ATTORNEY.

                   (i) In the event that the Asset Purchase is approved, effective upon such vote, and without further act of any Member, Edward Fotsch, M.D. shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for the Company to give and receive notices and communications, to authorize delivery to Healtheon of shares of Healtheon Common Stock from the Escrow Fund in satisfaction of claims by Healtheon, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company from time to time upon not less than thirty (30) days prior written notice to Healtheon; PROVIDED that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from the Company.

                   (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Members of the Company and the Company shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

            (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of the holders in interest in the Escrow Fund and shall be final, binding and conclusive upon each of each such holder, and the Escrow Agent and Healtheon may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such holder. The Escrow Agent and Healtheon are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

            (i) THIRD-PARTY CLAIMS. In the event Healtheon becomes aware of a third-party claim which Healtheon believes may result in a demand against the Escrow Fund, Healtheon shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Company, shall be entitled, at their expense, to participate in any defense of such claim. Healtheon shall have the right in its sole discretion to settle any such claim; PROVIDED, HOWEVER, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this
Article VII to the amount of any claim by Healtheon against the Escrow Fund with respect to such settlement.

            (j)    ESCROW AGENT'S DUTIES.

                   (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Healtheon and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                   (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                   (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                   (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                   (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                   (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Healtheon Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Healtheon Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                   (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                   (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Healtheon. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Healtheon promises to pay these sums upon demand.

     7.3    INDEMNIFICATION BY HEALTHEON AND ACQUISITION SUB.

            (a) SCOPE OF INDEMNIFICATION. Subject to the limitations set forth in this Section 7.3, Healtheon will indemnify and hold harmless for any Losses (as defined in Section 7.2(a) above) incurred by the Company directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of Healtheon or Acquisition Sub contained in Article III herein (as modified by the Healtheon and Acquisition Sub Schedules), or any failure by Healtheon or Acquisition Sub to perform or comply with any covenant contained herein. Healtheon and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing would have led to an increase in the aggregate Asset Purchase consideration. Nothing herein shall limit the liability of the Healtheon for any breach of any representation, warranty or covenant if the
Asset Purchase does not close.   The indemnification provisions in this
Section 7.3 shall be the sole remedy and recourse of the Company against Healtheon or any of its respective directors, officers, representatives, agents, shareholders or subsidiaries for any Losses incurred by such Indemnified Members; PROVIDED, HOWEVER, that nothing herein shall limit any remedy for fraud.

            (b) LIMITATION OF LIABILITY. The maximum aggregate liability of Healtheon with respect to the indemnification provided in this Section 7.3 shall be limited solely to the number of newly issued shares of Healtheon Common Stock equal to the Escrow Amount. Healtheon shall not be obligated to issue any shares of Healtheon Common Stock to the Company unless and until the Securityholder Agent, on behalf of the Company, delivers a certificate ("SECURITYHOLDER CERTIFICATE") that identifies Losses, the aggregate amount of which exceed $50,000; in such case, the Company shall be entitled to shares of Healtheon Common Stock for the total of its Losses, including the first $50,000.

            (c) PROCEDURE FOR INDEMNIFICATION. The Company shall give written notice to Healtheon of its claim for indemnification as promptly as practicable whenever the Securityholder Agent shall have determined that there are facts or circumstances which render or would reasonably and forseeably render Healtheon liable for indemnification under this Section 7.3; PROVIDED, HOWEVER, that the failure to give a timely notice of a claim for indemnification shall not limit the indemnification obligations of Healtheon. The notice shall set forth in reasonable detail the basis for the claim, the nature of the Losses and the monetary amount thereof.

            (d) VALUE OF HEALTHEON COMMON STOCK. For the purposes of determining the number of shares of Healtheon Common Stock to be delivered to the Company in satisfaction of Healtheon's indemnity obligations under this
Section 7.3, the value of the shares of Healtheon Common Stock shall be deemed to be $5.20 per share of Healtheon Common Stock.

            (e) THIRD-PARTY BENEFICIARY. Each of the parties to this Agreement specifically intends that the benefits of the indemnification provisions of this Section 7.3 shall accrue to the Company and that the Company and its authorized representatives shall be entitled to take any necessary action to enforce the remedy set forth in this Section 7.3.


                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Asset Purchase abandoned at any time prior to the Closing:

            (a)    by mutual consent of the Company and Healtheon;

            (b) by Healtheon or the Company if: (i) the Closing has not occurred before 5:00 p.m. (Pacific time) on August 15, 1998 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Asset Purchase; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Asset Purchase by any governmental entity that would make consummation of the Asset Purchase illegal;

            (c) by Healtheon if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Asset Purchase, by any Governmental Entity, which would: (i) prohibit Healtheon's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Healtheon or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Healtheon as a result of the Asset Purchase;

            (d) by Healtheon if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

            (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Healtheon or Acquisition Sub and (i) such breach has not been cured within five (5) business days after written notice to Healtheon (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Healtheon, Acquisition Sub or the Company, or their respective officers, directors, shareholders or Members; PROVIDED, that each party shall remain liable for any breaches of this Agreement prior to its termination; and PROVIDED FURTHER, that, the provisions of Sections 5.3 and 5.4 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. Except as is otherwise required by applicable law after the Members of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Closing, Healtheon and Acquisition Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)    if to Healtheon or Acquisition Sub, to:

                   Healtheon Corporation
                   4600 Patrick Henry Drive
                   Santa Clara, CA  95054
                   Attention:  W. Michael Long
                   Telephone No.:  (408) 876-5000
                   Facsimile No.: (408) 876-5010
                   with a copy to:

                   Wilson Sonsini Goodrich & Rosati, P.C.
                   650 Page Mill Road
                   Palo Alto, California 94304
                   Attention:  Steven E. Bochner, Esq.
                   Telephone No.:  (650) 493-9300
                   Facsimile No.:  (650) 493-6811

            (ii)   if to the Company, to:

                   Metis, LLC
                   444 Spear Street, Suite 205
                   San Francisco, CA  94105
                   Attention: Edward Fotsch, M.D.
                   Telephone No.:  (415) 537-7400
                   Facsimile No.: (415) 357-5919

                   with a copy to:

                   Cooley Godward LLP
                   One Maritime Plaza, 20th Floor
                   San Francisco, CA  94111
                   Attention: Peter M. Wong
                   Telephone No.:  (415) 693-2198
                   Facsimile No.:  (415) 951-3699

            (c)    if to the Securityholder Agent:

                   ------------------------------
                   ------------------------------
                   ------------------------------

            (d)    if to the Escrow Agent:

                   U.S. Bank Trust National Association

                   San Francisco, CA
                   Attention:  Cora Murphy
                   Telephone No.:  (415) 273-4534
                   Facsimile No.:  (415) 273-4593

     9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


     9.4 TRANSFER TAXES. The Company shall pay all real property transfer Taxes, sales Taxes, stock transfer Taxes, documentary stamp Taxes, recording charges and other similar Taxes resulting from, arising under or in connection with the transfer of the Purchased Assets or any other related transaction under the Agreement.

     9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Healtheon and Acquisition Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates; PROVIDED, that such affiliates agree to be bound by the terms hereof, including without limitation, the provisions of 6.3(k) hereof.

     9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Healtheon, Acquisition Sub and the Company and, with respect to Article VII, the Securityholder Agent and Escrow Agent, have caused this Agreement to be signed by their duly authorized respective officers and representatives, all as of the date first written above.

METIS, LLC                                     HEALTHEON CORPORATION


By:  /s/ Edward Fotsch                         By:    /s/ W. Michael Long
     -----------------------------                    -------------------------
     Name:                                            Name:
     Title:                                           Title:



SECURITYHOLDER AGENT:                          METIS ACQUISITION CORP.



By:  /s/ Edward Fotsch                         By:    /s/ W. Michael Long
     ----------------------------                     -------------------------
     Name:                                            Name:
                                                      Title:



ESCROW AGENT


By:  /s/ Ann Gadsby
     ----------------------------
     Name: Ann Gadsby
     Title: Vice President




                           ***ASSET PURCHASE AGREEMENT***